Exhibit 10.7.3
THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Third Amendment to the Executive Employment Agreement of G.G. Pique (“Third Amendment”) is made as of December 31, 2008 (“Third Amendment Effective Date”) by and between Energy Recovery, Inc., a Delaware corporation, with its principal offices at 1908 Doolittle Drive, San Leandro, CA 94577 (the “Company” and G.G. Pique, an individual (the “Executive”) ( together, the “Parties”) in order to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder, as amended.
Pursuant to Article 5.8 of the Executive Employment Agreement, the Company hereby amends that Agreement, including any amendment thereto, as follows:
Article 2.2. The Company amends Article 2.2 by adding the following sentence to the end thereof:
All reimbursements shall be made in accordance with the requirements with the short-term deferral exemption to Section 409A of the Code such that all expenses are submitted and reimbursed no later that March 15th of the year following the year in which such expenses are incurred.
Article 3.2(b)(iv). The Company amends Article 3.2(b)(iv) by replacing the last sentence thereof as follows:
However, no amount payable under this Agreement that is non-qualified deferred compensation subject to Section 409A of the Code, as determined in the sole discretion of the Company, shall be paid unless the Executive experiences a termination that is also a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”), and, if the Executive is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined in accordance with Section 409A of the Code), such amount shall instead be paid or provided to the Executive on the earlier of first business day after the date that (i) is six months following the Executive’s Separation from Service or (ii) of the Executive’s death, to the extent such delayed payment is required to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereof.
Article 3.2(e). The Company amends Article 3.2(e) by adding a new sentence to the end thereof:
However, no amount payable under this Agreement that is non-qualified deferred compensation subject to Section 409A of the Code, as determined in the sole discretion of the Company, shall be paid unless the Executive experiences a termination that is also a Separation from Service, and, if the Executive is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Separation from Service (as determined in accordance with Section 409A of the Code), such amount shall instead be paid or provided to the Executive on the earlier of first business day after the date that (i) is six months following the Executive’s Separation from Service or (ii) of the Executive’s death, to the extent such delayed payment is required to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereof.

Article 3.2(e)(iii)(B). The Company amends Article 3.2(e)(iii)(B) by adding a new sentence to the end thereof:
Notwithstanding the foregoing to the contrary, any such reduction and cancellation shall be made in accordance with the requirements of Section 409A of the Code.
Article 3.2(e)(iii)(B). The Company amends Article 3.2(e)(iii)(B) by adding the following phrase “and in all cases in compliance with Section 409A of the Code,” after the phrase “Notwithstanding clauses A and B above,” and by adding a new sentence to the end thereof:
Notwithstanding the foregoing to the contrary, if the Executive elects to receive 2.99 his or her base amount any such reduction and cancellation shall be made in accordance with the requirements of Section 409A of the Code.
Article 5.1. The Company amends Article 5.1 by adding the following sentence to the end thereof.
Notwithstanding the forgoing to the contrary, the payment of any amounts pursuant to Section 3.2(b)(ii)-(iv) shall be waived to the extent that the Executive does not return an executed release within 45 days of the date of the Executive’s termination of employment.
All other terms contained in the Executive Employment Agreement shall continue in full force and effect.
WITNESS, the execution of this Third Amendment as of the date first above written.

“Executive”		“Company”

G.G. Pique		Energy Recovery Inc.

By:	/s/ G.G. PIQUE G.G. Pique	By: Name:	/s/ HANS PETER MICHELET Hans Peter Michelet
		Title:	Executive Chairman, Board of Directors

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